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                                                              EXHIBIT 99.1

                               ULTRATECH STEPPER, INC.
                        1993 STOCK OPTION/STOCK ISSUANCE PLAN

                        (Amended and Restated March 21, 1996)

                                     ARTICLE ONE

                                       GENERAL


        I.    PURPOSE OF THE PLAN

         A. This 1993 Stock Option/Stock Issuance Plan ("Plan") is intended to promote the interests of Ultratech Stepper, Inc., a Delaware corporation (the "Corporation"), by providing (i) key employees (including officers) of the Corporation (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Corporation (or its parent or subsidiary corporations), (ii) the non-employee members of the Corporation's Board of Directors and (iii) independent consultants and other advisors who provide valuable services to the Corporation (or its parent or subsidiary corporations) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

         B. The Plan became effective on September 29, 1993, the date on which the shares of the Corporation's Common Stock were registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Such date is hereby designated as the Effective Date for the Plan.

         C. This Plan shall serve as the successor to the Corporation's existing 1993 Stock Option and 1993 Stock Issuance Plans (the "Predecessor Plans"), and no further option grants or share issuances shall be made under the Predecessor Plans from and after the Effective Date of this Plan. All outstanding stock options and unvested share issuances under the Predecessor Plans on the Effective Date are hereby incorporated into this Plan and shall accordingly be treated as outstanding stock options and unvested share issuances under this Plan. However, each outstanding option grant and unvested share issuance so incorporated shall continue to be governed solely by the express terms and conditions of the instrument evidencing such grant or issuance, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock thereunder. All unvested shares of Common Stock outstanding under the Predecessor Plans on the Effective Date shall continue to be governed solely by the express terms and conditions of the instruments evidencing such issuances, and no provision of this Plan shall be deemed to affect or modify the rights or obligations of the holders of such unvested shares.

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  II.    DEFINITIONS

         A. For purposes of the Plan, the following definitions shall be in effect:

         BOARD:  the Corporation's Board of Directors.

         CODE:  the Internal Revenue Code of 1986, as amended.

         COMMITTEE: the committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan.

         COMMON STOCK:  shares of the Corporation's common stock.

         CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through either of the following transactions:

              a. any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept; or

              b. there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

         CORPORATE TRANSACTION: any of the following stockholder-approved transactions to which the Corporation is a party:

              a. a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

              b. the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or


                                          2.

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              c.   any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to person or persons different from the persons holding those securities immediately prior to such merger.

         EMPLOYEE: an individual who performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

         FAIR MARKET VALUE: the Fair Market Value per share of Common Stock determined in accordance with the following provisions:

              a. If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

              b. If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

         HOSTILE TAKE-OVER: a change in ownership of the Corporation effected through the following transaction:

              a. any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, AND


                                          3.

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              b.   more than fifty percent (50%) of the securities acquired in such tender or exchange offer are accepted from holders other than the Corporation's officers and directors subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

         OPTIONEE: any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program in effect under the Plan.

         PARTICIPANT: any person who receives a direct issuance of Common Stock under the Stock Issuance Program in effect under the Plan.

         PLAN ADMINISTRATOR: the Committee in its capacity as the administrator of the Plan.

         PERMANENT DISABILITY OR PERMANENTLY DISABLED: the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

         SERVICE: the performance of services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option or stock issuance agreement.

         TAKE-OVER PRICE: the GREATER of (a) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (b) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

         B. The following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

              Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

              Each corporation (other than the Corporation) in an unbroken chain of corporations which begins with the Corporation shall be considered to be a SUBSIDIARY of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%)


                                          4.

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or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

 III.    STRUCTURE OF THE PLAN

         A. STOCK PROGRAMS. The Plan shall be divided into three separate components: the Discretionary Option Grant Program specified in Article Two, the Automatic Option Grant Program specified in Article Three and the Stock Issuance Program specified in Article Four. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two. Under the Automatic Option Grant Program, non-employee Board members will receive a series of automatic option grants over their period of continued Board service to purchase shares of Common Stock in accordance with the provisions of Article Three. Under the Stock Issuance Program, eligible individuals may be issued shares of Common Stock directly, either through the immediate purchase of such shares at Fair Market Value at the time of issuance or as a bonus tied to the performance of services or the Corporation's attainment of financial objectives, without any cash payment required of the recipient.

         B. GENERAL PROVISIONS. Unless the context clearly indicates otherwise, the provisions of Articles One and Five shall apply to the Discretionary Option Grant Program, the Automatic Option Grant Program and the Stock Issuance Program and shall accordingly govern the interests of all individuals under the Plan.

  IV.    ADMINISTRATION OF THE PLAN

         A.   Both the Discretionary Option Grant Program and the Stock
Issuance Program shall be administered by a committee ("Committee") of two or more non-employee Board members. No non-employee Board member shall be eligible to serve on the Committee if such individual has, within the relevant period designated below, received an option grant or direct stock issuance under this Plan or any other stock plan of the Corporation (or any parent or subsidiary corporation), other than pursuant to the Automatic Option Grant Program:

         - for each of the initial members of the Committee, the period commencing with the Effective Date of the Plan and ending with the date of his or her appointment to the Committee, or

         -    for any successor or substitute member, the twelve
    (12)-month period immediately preceding the date of his or her appointment to the Committee or (if shorter) the period commencing with the Effective Date of the Plan and ending with the date of appointment to the Committee.


                                          5.

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         Members of the Committee shall serve for such period of time as the
Board may determine and shall be subject to removal by the Board at any time.

         B. The Committee as Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish rules and regulations for the proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding option grants or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Discretionary Option Grant or Stock Issuance Program or any outstanding option or share issuance thereunder.

         C. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the express terms and conditions of Article Three, and the Committee as Plan Administrator shall exercise no discretionary functions with respect to option grants made pursuant to that program.

   V.         OPTION GRANTS AND STOCK ISSUANCES

         A. The persons eligible to participate in the Discretionary Option Grant Program under Article Two or the Stock Issuance Program under Article Four shall be limited to the following:

              (1) officers and other key employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

              (2) individuals who commenced service as non-employee Board members prior to the Effective Date of the Automatic Option Grant Program; and

              (3) those independent consultants or other advisors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

         B. Non-employee Board members who serve as Plan Administrator shall NOT, during their period of such service, be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs or in any other stock option, stock purchase, stock bonus or other stock plan of the Corporation (or its parent or subsidiary corporations), other than the Automatic Option Grant Program.

         C. Individuals who first join the Board as non-employee directors on or after the Effective Date shall NOT be eligible to participate in the Discretionary Option


                                          6.

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Grant and Stock Issuance Programs or in any other stock option, stock purchase, stock bonus or other stock plan of the Corporation (or its parent or subsidiary corporations). Such individuals shall, however, be eligible to receive automatic option grants pursuant to the provisions of Article Three.

         D.   The Plan Administrator shall have full authority to determine,
(I) with respect to the option grants made under the Discretionary Option Grant Program, which eligible individuals are to receive option grants, the time or time when such grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422 of the Code or a non-statutory option not intended to meet such requirements, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding and (II), with respect to stock issuances under the Stock Issuance Program, the number of shares to be issued to each Participant, the vesting schedule (if any) to be applicable to the issued shares, and the consideration to be paid by the individual for such shares.

  VI.    STOCK SUBJECT TO THE PLAN

         A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall be limited to 4,505,905 shares(1), including the 600,000-share increase authorized by the Board on March 21, 1996, and approved by the stockholders at the 1996 Annual Stockholders Meeting, and the 277,239-share automatic increase effective on January 2, 1996. Such share reserve shall automatically increase, on the first trading day in each of the next four (4) fiscal years, beginning with the 1997 fiscal year and continuing to fiscal year 2000, by an amount equal to 1.4% of the total number of shares of Common Stock outstanding on the last trading day of the fiscal year immediately preceding the fiscal year of each such increase. The share reserve in effect from time to time under the Plan shall be subject to periodic adjustment in accordance with the provisions of this Section
VI. To the extent one or more outstanding options under the Predecessor Plans which have been incorporated into this Plan are subsequently exercised, the number of shares issued with respect to each such option shall reduce, on a share-for-share basis, the number of shares available for issuance under this Plan.

         B. No further Incentive Options may be granted under the Plan once the total number of shares of Common Stock issued under the Plan, whether as vested or

- --------------------------------------------------------------------------------

(1) All figures have been adjusted to reflect the 2:1 stock split the Corporation effected May 10, 1995.


                                          7.

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unvested shares, exceeds (i) 3,780,000 shares plus (ii) a series of four (4)
successive 277,000-share annual increases to become effective on the first trading day in each of the next four (4) fiscal years, beginning with the 1997 fiscal year and continuing to fiscal year 2000. Such share limitation shall also be subject to adjustment from time to time in accordance with the provisions of this Section VI.

         C. In no event may the aggregate number of shares of Common Stock for which any one individual participating in the Plan may be granted stock options, separately-exercisable stock appreciation rights and direct stock issuances exceed 400,000 shares per fiscal year, beginning with the 1995 fiscal year. However, for the fiscal year in which an individual receives his or her initial stock option grant or direct stock issuance under the Plan, the limit shall be increased to 600,000 shares. Such limitations shall be subject to adjustment from time to time in accordance with the provisions of this Section VI.

         D. Should one or more outstanding options under this Plan (including outstanding options under the Predecessor Plans incorporated into this Plan) expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of
Section IV of Article Two of the Plan), then the shares subject to the portion of each option not so exercised shall be available for subsequent issuance under the Plan. Shares subject to any option or portion thereof surrendered or cancelled in accordance with Section V of Article Two and all share issuances under the Plan, whether or not the shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance under the Plan. In addition, should the exercise price of an outstanding option under the Plan (including any option incorporated from the Predecessor Plans) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan or the vesting of a direct share issuance made under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the share issuance, and not by the net number of shares of Common Stock actually issued to the holder of such option or share issuance.

         E. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciations rights and direct stock issuances under this Plan per calendar year, (iii) the maximum number and/or class of securities which may be issued under the Plan prior to the required cessation of further Incentive Option grants, (iv) the number and/or class of securities for which automatic option grants are to be


                                          8.

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subsequently made per eligible non-employee Board member under the Automatic
Option Grant Program, (v) the number and/or class of securities and price per share in effect under each option outstanding under either the Discretionary Option Grant or Automatic Option Grant Program and (vi) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plans. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.


                                          9.

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                                     ARTICLE TWO

                          DISCRETIONARY OPTION GRANT PROGRAM


        I.    TERMS AND CONDITIONS OF OPTIONS

         Options granted pursuant to the Discretionary Option Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees of the Corporation or its parent or subsidiary corporations may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; PROVIDED, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of
Section II of this Article Two.

         A.   OPTION PRICE.

              (1) The option price per share shall be fixed by the Plan Administrator and shall in no event be less than one hundred percent (100%) of the fair market value of such Common Stock on the grant date.

              (2) The option price shall become immediately due upon exercise of the option and, subject to the provisions of Section I of Article Four and the instrument evidencing the grant, shall be payable in one of the following alternative forms specified below:

                   - full payment in cash or check drawn to the Corporation's order;

                   - full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check drawn to the Corporation's order; or

                   - full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable written instructions to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes


                                         10.

    required to be withheld by the Corporation in connection with such purchase and (II) shall provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

         For purposes of this subparagraph (2), the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

         B. TERM AND EXERCISE OF OPTIONS. Each option granted under this Discretionary Option Grant Program shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the instrument evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date. During the lifetime of the Optionee, the option, together with any stock appreciation rights pertaining to such option, shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee except for a transfer of the option effected by will or by the laws of descent and distribution following the Optionee's death.

         C.   TERMINATION OF SERVICE.

              (1) The following provisions shall govern the exercise period applicable to any outstanding options held by the Optionee at the time of cessation of Service or death.

              - Should an Optionee cease Service for any reason (including death or Permanent Disability) while holding one or more outstanding options under this Article Two, then none of those options shall (except to the extent otherwise provided pursuant to subparagraph C.(3) below) remain exercisable for more than a thirty-six
    (36)-month period (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) measured from the date of such cessation of Service.

              - Any option held by the Optionee under this Article Two and exercisable in whole or in part on the date of his or her death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such exercise, however, must occur prior to the EARLIER of (i) the first anniversary of the date of the Optionee's death or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate.


                                         11.

              - Under no circumstances shall any such option be exercisable after the specified expiration date of the option term.

              - During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of shares (if any) in which the Optionee is vested at the time of his or her cessation of Service. Upon the expiration of the limited post-Service exercise period or (if earlier) upon the specified expiration date of the option term, each such option shall terminate and cease to be outstanding with respect to any vested shares for which the option has not otherwise been exercised. However, each outstanding option shall, immediately upon the Optionee's cessation of Service for any reason, terminate and cease to be outstanding with respect to any shares for which the option is not otherwise at that time exercisable or in which the Optionee is not otherwise at that time vested.

              - Should (i) the Optionee's Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations, then in any such event all outstanding options held by the Optionee under this Article Two shall terminate immediately and cease to be outstanding.

         (2) The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited post-Service exercise period applicable under subparagraph (1) above, not only with respect to the number of vested shares of Common Stock for which each such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more subsequent installments of the option shares in which the Optionee would have otherwise vested had such cessation of Service not occurred.

         (3) The Plan Administrator shall also have full power and authority to extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service or death from the limited period in effect under subparagraph (1) above to such greater period of time as the Plan Administrator shall deem appropriate. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

         D.   STOCKHOLDER RIGHTS.

              An Optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price for the purchased shares.


                                         12.

         E.   REPURCHASE RIGHTS.

         The shares of Common Stock acquired upon the exercise of any Article Two option grant may be subject to repurchase by the Corporation in accordance with the following provisions:

              (a) The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Article Two. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

              (b) All of the Corporation's outstanding repurchase rights under this Article Two shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

              (c) The Plan Administrator shall have the discretionary authority, exercisable either before or after the Optionee's cessation of Service, to cancel the Corporation's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under this Option Grant Program and thereby accelerate the vesting of such shares in whole or in part at any time.

  II.    INCENTIVE OPTIONS

         The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees of the Corporation. Options which are specifically designated as "non-statutory" options when issued under the Plan shall NOT be subject to such terms and conditions.

         A. DOLLAR LIMITATION. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee after December 31, 1986 under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first


                                         13.

time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a non-statutory option under the Federal tax laws.

         B. 10% STOCKHOLDER. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.

         Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Five of the Plan shall apply to all Incentive Options granted hereunder.

 III.    CORPORATE TRANSACTIONS/CHANGES IN CONTROL

         A. In the event of any Corporate Transaction, each option which is at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares. However, an outstanding option under this Article Two shall NOT so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option, or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

         B. Upon the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.


                                         14.

         C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, PROVIDED the aggregate option price payable for such securities shall remain the same. In addition, appropriate adjustments to reflect the Corporate Transaction shall be made to (i) the class and number of securities available for issuance over the remaining term of the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under this Plan per calendar year and (iii) the maximum number and/or class of securities which may be issued pursuant to Incentive Options granted under the Plan.

         D. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide (upon such terms as it may deem appropriate) for the automatic acceleration of one or more outstanding options which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time, in the event the Optionee's Service should subsequently terminate within a designated period following the effective date of such Corporate Transaction.

         E. The grant of options under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         F. The Plan Administrator shall have the discretionary authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under this Article Two (and the termination of one or more of the Corporation's outstanding repurchase rights under this Article Two) upon the occurrence of any Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent termination of the Optionee's Service within a specified period following the Change in Control.

         G. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

         H. The exercisability as incentive stock options under the Federal tax laws of any options accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain subject to the dollar limitation of Section II of this


                                         15.

Article Two. To the extent such dollar limitation is exceeded, the accelerated option shall be exercisable as a non-statutory option under the Federal tax laws.

  IV.    CANCELLATION AND REGRANT OF OPTIONS

         The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under this Article Two (including outstanding options under the Predecessor Plans incorporated into this Plan) and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but with an option price per share not less than the Fair Market Value of the Common Stock on the new grant date.

   V.    STOCK APPRECIATION RIGHTS

         A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section V, one or more Optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

         B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section V may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

         C. If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the LATER of
(i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

         D. One or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under the Plan. Upon the occurrence of a Hostile Take-Over effected at any time when the Corporation's outstanding Common Stock is registered under Section 12(g) of the


                                         16.

1934 Act, the officer shall have a thirty (30)-day period in which he or she may surrender any outstanding option with such a limited stock appreciation right in effect for at least six (6) months to the Corporation, to the extent such option is at the time exercisable for fully-vested shares of Common Stock. The officer shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to each surrendered option (or surrendered portion of such option) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such option surrender shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

         E. The shares of Common Stock subject to any option surrendered for an appreciation distribution pursuant to this Section V shall NOT be available for subsequent issuance under the Plan.


                                         17.

                                    ARTICLE THREE

                            AUTOMATIC OPTION GRANT PROGRAM


   I.    ELIGIBILITY

         A.   ELIGIBLE DIRECTORS.   The provisions of the Automatic Option
Grant Program have been revised, effective March 1, 1996, to eliminate the special one-time option grant for 28,800 shares of Common Stock to each newly-elected or newly-appointed non-employee Board member and to implement a new program of periodic option grants to all eligible non-employee Board members. Under the revised Automatic Option Grant Program, the following individuals shall be eligible to receive automatic option grants over their period of Board service: (i) those individuals who are serving as non-employee Board members on the date of the 1996 Annual Stockholders Meeting but who first joined the Board after September 29, 1993, (ii) those individuals who first join the Board as non-employee Board members after the date of the 1996 Annual Stockholders Meeting and (iii) those individuals who first joined the Board prior to September 30, 1993 and continue to serve as non-employee Board members through one or more Annual Stockholders Meetings, beginning with the 1996 Annual Meeting. However, a non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive a 12,000-share option grant at the time of his or her initial election or appointment to the Board, but such individual shall be eligible to receive one or more 4,000-share annual option grants over his or her period of continued Board service. Each non-employee Board member eligible to participate in the Automatic Option Grant Program pursuant to the foregoing criteria shall be designated an Eligible Director for purposes of the Plan.

         B. LIMITATION. Except for the option grants to be made pursuant to the provisions of this revised Automatic Option Grant Program, Eligible Directors who first join the Board after September 29, 1993 shall NOT be eligible to receive any additional option grants or stock issuances under this Plan or any other stock plan of the Corporation (or its parent or subsidiaries).

  II.    TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

         A.   GRANT DATE.

              1. Each individual serving as a non-employee Board member on the date of the 1996 Annual Stockholders Meeting shall be granted on that date a non-statutory stock option to purchase 12,000 shares of Common Stock upon the terms and conditions of this Article Three, provided such individual (i) has not previously been in the employ of the Corporation (or any Parent or Subsidiary) and (ii) did not join the Board


                                         18.

prior to September 30, 1993. If any such individual previously received an automatic option grant for 28,800 shares of Common Stock at the time of his or her initial election or appointment to the Board, then that option shall automatically be cancelled upon stockholder approval of the revised Automatic Option Grant Program at the 1996 Annual Meeting.

              2. Each individual who is first elected or appointed as a non-employee Board member after the date of the 1996 Annual Stockholders Meeting shall automatically be granted, on the date of such initial election or appointment, a non-statutory stock option to purchase 12,000 shares of Common Stock upon the terms and conditions of this Article Three, provided such individual has not previously been in the employ of the Corporation (or any Parent or Subsidiary).

              3. On the date of each Annual Stockholders Meeting, beginning with the 1996 Annual Stockholders Meeting, each individual who is to continue to serve as a non-employee Board member, whether or not he or she is standing for re-election to the Board at that particular Annual Meeting, shall automatically be granted a Non-Statutory Option to purchase 4,000 shares of Common Stock, provided such individual did not receive any other option grants under this Automatic Option Grant Program within the preceding six (6) months. There shall be no limit on the number of such 4,000-share option grants any one Eligible Director may receive over his or her period of Board service, and individuals who have previously been in the employ of the Corporation (or any Parent or Subsidiary) shall be eligible to receive such annual option grants over their period of continued Board service.

         B. EXERCISE PRICE. The exercise price per share of Common Stock subject to each automatic option grant made under this Article Three shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

         C.   PAYMENT.

              The exercise price shall be payable in one of the alternative forms specified below:

                   (i) full payment in cash or check made payable to the Corporation's order; or

                   (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Fair Market Value on the Exercise Date (as such term is defined below); or


                                         19.

                   (iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Fair Market Value on the Exercise Date and cash or check payable to the Corporation's order; or

                   (iv) to the extent the option is exercised for vested shares, full payment through a sale and remittance procedure pursuant to which the non-employee Board member (I) shall provide irrevocable written instructions to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and shall (II) concurrently provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

         For purposes of this subparagraph C, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure specified above is utilized in connection with the exercise of the option for vested shares, payment of the option price for the purchased shares must accompany the exercise notice. However, if the option is exercised for any unvested shares, then the optionee must also execute and deliver to the Corporation a stock purchase agreement for those unvested shares which provides the Corporation with the right to repurchase, at the exercise price paid per share, any unvested shares held by the optionee at the time of cessation of Board service and which precludes the sale, transfer or other disposition of any shares purchased under the option, to the extent those shares are subject to the Corporation's repurchase right.

         D. OPTION TERM. Each automatic grant under this Article Three shall have a maximum term of ten (10) years measured from the automatic grant date.

         E. EXERCISABILITY/VESTING. Each automatic grant shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. The shares subject to each 12,000-share initial automatic option grant shall vest as follows: (i) fifty percent (50%) of the shares shall vest upon the optionee's completion of one (1) year of Board service measured from the grant date, and the remaining shares shall vest in three (3) successive equal annual installments upon the optionee's completion of each of the next three (3) years of Board service thereafter. The shares subject to each 4,000-share annual automatic option grant shall vest upon the optionee's completion of one (1) year of Board service measured from the grant date. Vesting of the option shares shall be subject to acceleration as provided in Section II.G and Section III of this Article Three.


                                         20.

         F. NON-TRANSFERABILITY. During the lifetime of the Optionee, each automatic option grant, together with the limited stock appreciation right pertaining to such option, shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee other than a transfer of the option effected by will or by the laws of descent and distribution following Optionee's death.

         G.   EFFECT OF TERMINATION OF BOARD SERVICE.

              1. Should the Optionee cease to serve as a Board member for any reason (other than death or Permanent Disability) while holding an automatic option grant under this Article Three, then such individual shall have a six (6)-month period following the date of such cessation of Board service in which to exercise such option for any or all of the option shares in which the Optionee is vested at the time of such cessation of Board service. The option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to any option shares in which the Optionee is not otherwise at that time vested.

              2. Should the Optionee die within six (6) months after cessation of Board service, then any automatic option grant held by the Optionee at the time of death may subsequently be exercised, for any or all of the option shares in which the Optionee is vested at the time of his or her cessation of Board service (less any vested option shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Any such exercise must occur within twelve (12) months after the date of the Optionee's death.

              3. Should the Optionee die or become Permanent Disabled while serving as a Board member, then the shares of Common Stock at the time subject to each automatic option grant held by such Optionee under this Article Three shall immediately vest in full, and the Optionee (or the representative of the Optionee's estate or the person or persons to whom the option is transferred upon the Optionee's death) shall have a twelve (12)-month period following the date of the Optionee's cessation of Board service in which to exercise such option for any or all of those vested shares of Common Stock.

              4. In no event shall any automatic grant under this Article Three remain exercisable after the expiration date of the ten (10)-year option term. Upon the expiration of the applicable post-service exercise period under subparagraph 1, 2 or 3 above or (if earlier) upon the expiration of the ten
(10)-year option term, the automatic grant shall terminate and cease to be outstanding for any option shares in which the Optionee was vested at the time of his or her cessation of Board service but which were not otherwise purchased thereunder.



                                         21.

         H. STOCKHOLDER RIGHTS. The holder of an automatic option grant under this Article Three shall have none of the rights of a stockholder with respect to any shares subject to such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

         I. REMAINING TERMS. The remaining terms and conditions of each automatic option grant shall be as set forth in the form Non-statutory Stock Option Agreement attached as Exhibit A.

 III.    CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

         A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option under this Article Three but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Upon the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to be outstanding, unless assumed by the successor corporation or its parent company.

         B. In connection with any Change in Control of the Corporation, the shares of Common Stock at the time subject to each outstanding option under this Article Three but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Each such option shall remain fully exercisable for the option shares which vest in connection with the Change in Control until the expiration or sooner termination of the option term.

         C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender each option held by him or her under this Article Three to the Corporation, to the extent such option has been outstanding for a period of at least six (6) months to the Corporation.
The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution.


                                         22.

         D. The shares of Common Stock subject to each option surrendered in connection with the Hostile Take-Over shall NOT be available for subsequent issuance under this Plan.

         E. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

  IV.    AMENDMENT OF THE AUTOMATIC GRANT PROVISIONS

         A. LIMITED AMENDMENTS. The provisions of this Automatic Option Grant Program, together with the automatic option grants outstanding under this Article Three, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations.


                                         23.

                                     ARTICLE FOUR

                                STOCK ISSUANCE PROGRAM


   I.         TERMS AND CONDITIONS OF STOCK ISSUANCES

         Shares may be issued under the Stock Issuance Program through direct and immediate purchases without any intervening stock option grants. The issued shares shall be evidenced by a Stock Issuance Agreement ("Issuance Agreement") that complies with the terms and conditions of this Article Four.

         A.   CONSIDERATION.

              1. Shares of Common Stock drawn from the Corporation's authorized but unissued shares of Common Stock ("Newly Issued Shares") shall be issued under the Stock Issuance Program for one or more of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                   (i) cash or cash equivalents (such as a personal check or bank draft) paid the Corporation;

                   (ii) a promissory note payable to the Corporation's order in one or more installments, which may be subject to cancellation in whole or in part upon terms and conditions established by the Plan Administrator; or

                   (iii) past services rendered to the Corporation or any parent or subsidiary corporation.

              2. The consideration for any Newly Issued Shares issued under this Stock Issuance Program shall have a value determined by the Plan Administrator to be not less than one-hundred percent (100%) of the Fair Market Value of those shares at the time of issuance.

              3. Shares of Common Stock reacquired by the Corporation and held as treasury shares ("Treasury Shares") may be issued under the Stock Issuance Program for such consideration (including one or more of the items of consideration specified in subparagraph 1. above) as the Plan Administrator may deem appropriate, whether such consideration is in an amount less than, equal to, or greater than the Fair Market Value of the Treasury Shares at the time of issuance. Treasury Shares may, in lieu of any cash consideration, be issued subject to such vesting requirements tied to the Participant's period of future Service or the Corporation's attainment of specified performance objectives as the Plan Administrator may establish at the time of issuance.


                                         24.

         B.   VESTING PROVISIONS.

              1. Shares of Common Stock issued under the Stock Issuance Program may, in the absolute discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

                   (i) the Service period to be completed by the Participant or the performance objectives to be achieved by the Corporation,

                   (ii) the number of installments in which the shares are to vest,

                   (iii) the interval or intervals (if any) which are to lapse between installments, and

                   (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Issuance Agreement executed by the Corporation and the Participant at the time such unvested shares are issued.

              2. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to him or her under the Plan, whether or not his or her interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares by reason of any stock dividend, stock split, reclassification of Common Stock or other similar change in the Corporation's capital structure or by reason of any Corporate Transaction shall be issued, subject to (i) the same vesting requirements applicable to his or her unvested shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

              3. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock under the Plan, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money promissory note), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and


                                         25.

shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares. The surrendered shares may, at the Plan Administrator's discretion, be retained by the Corporation as Treasury Shares or may be retired to authorized but unissued share status.

              4. The Plan Administrator may in its discretion elect to waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

  II.         CORPORATE TRANSACTIONS/CHANGE IN CONTROL

         A. Upon the occurrence of any Corporate Transaction, all unvested shares of Common Stock at the time outstanding under the Stock Issuance Program shall immediately vest in full, except to the extent the Plan Administrator imposes limitations in the Issuance Agreement which preclude such accelerated vesting in whole or in part.

         B. The Plan Administrator shall have the discretionary authority, exercisable either in advance of any actually-anticipated Change in Control or at the time of an actual Change in Control, to provide for the immediate and automatic vesting of one or more unvested shares outstanding under the Stock Issuance Program at the time of such Change in Control. The Plan Administrator shall also have full power and authority to condition any such accelerated vesting upon the subsequent termination of the Participant's Service within a specified period following the Change in Control.

 III.    TRANSFER RESTRICTIONS/SHARE ESCROW

         A. Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing such unvested shares. To the extent an escrow arrangement is utilized, the unvested shares and any securities or other assets issued with respect to such shares (other than regular cash dividends) shall be delivered in escrow to the Corporation to be held until the Participant's interest in such shares (or other securities or assets) vests. Alternatively, if the unvested shares are issued directly to the Participant, the restrictive legend on the certificates for such shares shall read substantially as follows:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND ARE ACCORDINGLY SUBJECT TO (I) CERTAIN TRANSFER RESTRICTIONS AND (II) CANCELLATION OR REPURCHASE IN THE EVENT THE


                                         26.

         REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) CEASES TO REMAIN IN THE CORPORATION'S SERVICE. SUCH TRANSFER RESTRICTIONS AND THE TERMS AND CONDITIONS OF SUCH CANCELLATION OR REPURCHASE ARE SET FORTH IN A STOCK ISSUANCE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) DATED _____________, 199__, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

         B. The Participant shall have no right to transfer any unvested shares of Common Stock issued to him or her under the Stock Issuance Program. For purposes of this restriction, the term "transfer" shall include (without limitation) any sale, pledge, assignment, encumbrance, gift, or other disposition of such shares, whether voluntary or involuntary. Upon any such attempted transfer, the unvested shares shall immediately be cancelled, and neither the Participant nor the proposed transferee shall have any rights with respect to those shares. However, the Participant shall have the right to make a gift of unvested shares acquired under the Stock Issuance Program to his or her spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the donee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Stock Issuance Program and the Issuance Agreement applicable to the gifted shares.


                                         27.

                                     ARTICLE FIVE

                                    MISCELLANEOUS


   I.         LOANS OR INSTALLMENT PAYMENTS

         A. The Plan Administrator may, in its discretion, assist any Optionee or Participant (including an Optionee or Participant who is an officer of the Corporation) in the exercise of one or more options granted to such Optionee under the Discretionary Option Grant Program or the purchase of one or more shares issued to such Participant under the Stock Issuance Program, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such Optionee or Participant or (ii) permitting the Optionee or Participant to pay the option price or purchase price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Plan Administrator specifies in the applicable option or issuance agreement or otherwise deems appropriate under the circumstances. Loans or installment payments may be authorized with or without security or collateral. However, the maximum credit available to the Optionee or Participant may not exceed the option or purchase price of the acquired shares (less the par value of such shares) plus any Federal and State income and employment tax liability incurred by the Optionee or Participant in connection with the acquisition of such shares.

         B. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator may deem appropriate.

  II.         AMENDMENT OF THE PLAN AND AWARDS

         A. The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, (i) no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, nor adversely affect the rights of any Participant with respect to Common Stock issued under the Stock Issuance Program prior to such action, unless the Optionee or Participant consents to such amendment, and (ii) any amendment made to the Automatic Option Grant Program (or any options outstanding thereunder) shall be in compliance with the limitation of Section IV of Article Three. In addition, the Board may not, without the approval of the Corporation's stockholders, amend the Plan to (i) materially increase the maximum number of shares issuable under the Plan, increase the maximum number of shares for which any one person may be granted stock options, separately exercisable stock appreciation right and direct


                                         28.

stock issuances in the aggregate under this Plan during any one calendar year, or increase the maximum number of shares which may be issued under the Plan prior to the required cessation of further Incentive Option grants, except for permissible adjustments under Section V.C. of Article One, (ii) materially modify the eligibility requirements for plan participation or (iii) materially increase the benefits accruing to plan participants.

         B. (i) Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and (ii) shares of Common Stock may be issued under the Stock Issuance Program, which are in both instances in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Discretionary Option Grant Program or the Stock Issuance Program are held in escrow until stockholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess option grants or excess share issuances are made, then (I) any unexercised excess options shall terminate and cease to be exercisable and (II) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

 III.    TAX WITHHOLDING

         The Corporation's obligation to deliver shares of Common Stock upon the exercise of stock options for such shares or the vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, State and local income tax and employment tax withholding requirements.

         The Plan Administrator may, in its discretion and in accordance with the provisions of this Section III of Article Five and such supplemental rules as the Plan Administrator may from time to time adopt (including the applicable safe-harbor provisions of SEC Rule 16b-3), provide any or all holders of non-statutory options (other than the automatic grants made pursuant to Article Three of the Plan) or unvested shares under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Federal, State and local income and employment tax liabilities incurred by such holders in connection with the exercise of their options or the vesting of their shares (the "Taxes"). Such right may be provided to any such holder in either or both of the following formats:

         (a) STOCK WITHHOLDING: The holder of the non-statutory option or unvested shares may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such non-statutory option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the applicable Taxes (not to exceed one hundred percent (100%)) designated by the holder.


                                         29.

         (b) STOCK DELIVERY: The Plan Administrator may, in its discretion, provide the holder of the non-statutory option or the unvested shares with the election to deliver to the Corporation, at the time the non-statutory option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such individual (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes incurred in connection with such option exercise or share vesting (not to exceed one hundred percent (100%)) designated by the holder.

  IV.         EFFECTIVE DATE AND TERM OF PLAN

         A. The Plan was adopted by the Board on July 23, 1993, and was approved by the stockholders on the same date. The Plan became effective on September 29, 1993, the date on which the shares of the Corporation's Common Stock were first registered under the 1934 Act. No further option grants or stock issuances shall be made under the Predecessor Plans from and after the Effective Date.

         B. Each stock option grant outstanding under the Predecessor Plans immediately prior to the Effective Date of the Discretionary Option Grant Program shall be incorporated into this Plan and treated as an outstanding option under this Plan, but each such option shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder. Each unvested share of Common Stock outstanding under the Predecessor Plans on the Effective Date of the Stock Issuance Program shall continue to be governed solely by the terms and conditions of the instrument evidencing such share issuance, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holder of such unvested shares.

         C. The option/vesting acceleration provisions of Section III of Article Two and Section II of Article Four relating to Corporate Transactions and Changes in Control may, in the Plan Administrator's discretion, be extended to one or more stock options or unvested share issuances which are outstanding under the Predecessor Plans on the Effective Date of the Discretionary Option Grant and Stock Issuance Programs but which do not otherwise provide for such acceleration.

         D. On March 16, 1995, the Board adopted an amendment to the Plan which (i) increased the number of shares of Common Stock available for issuance under the Plan by an additional 600,000 shares (as adjusted for the May 1995 stock split), (ii) provided for an automatic annual increase to the existing share reserve on the first trading day in each of the next five (5) fiscal years, beginning with the 1996 fiscal year and continuing through fiscal year 2000, equal to 1.4% of the total number of shares of Common Stock outstanding on the last trading day of the fiscal year immediately preceding the fiscal year of each such share increase and (iii) imposed certain limitations required under applicable


                                         30.

Federal tax laws with respect to Incentive Option grants. The amendment was approved by the stockholders at the 1995 Annual Meeting on May 17, 1995. On March 21, 1996, the Board adopted an amendment to the Plan which (i) increases the number of shares of Common Stock available for issuance under the Plan by an additional 600,000 shares, (ii) increases the limit on the maximum number of shares of Common Stock issuable under the 1993 Plan prior to the required cessation of further Incentive Option grants to 3,780,000 shares plus an additional increase of 277,000 shares per fiscal year over each of the next four
(4) fiscal years, beginning with the 1997 fiscal year, (iii) revise the Automatic Option Grant Program to eliminate the special one-time option grant for 28,800 shares of Common Stock to each newly-elected or newly-appointed non-employee Board member and implement a new option grant program pursuant to which all eligible non-employee Board members will receive a series of automatic option grants over their period of continued Board service. The amendment was approved by the stockholders at the 1996 Annual Meeting.

         E.   The Plan shall terminate upon the EARLIER of (i) June 30, 2003 or
(ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted under the Plan or the issuance of shares (whether vested or unvested) under the Stock Issuance Program. If the date of the plan termination is determined under clause (i) above, then all option grants and unvested share issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuances.

   V.         USE OF PROCEEDS

         Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or share issuances under the Plan shall be used for general corporate purposes.

  VI.         REGULATORY APPROVALS

         A. The implementation of the Plan, the granting of any option under the Plan, the issuance of any shares under the Stock Issuance Program, and the issuance of Common Stock upon the exercise or surrender of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

         B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and State securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange (or the Nasdaq


                                         31.

National Market, if applicable) on which shares of the Common Stock are then listed for trading.

 VII.    NO EMPLOYMENT/SERVICE RIGHTS

         Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

VIII.    MISCELLANEOUS PROVISIONS

         A. The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee or Participant.

         B. The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

         C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Participants and Optionees and the legal representatives, heirs or legatees of their respective estates.


                                         32.